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                                                                    EXHIBIT 23.1

                 [ERNST & YOUNG/KOST FORER & GABBAY LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts", and to use of our reports dated March 15, 1999 (Except for Note 11, as to which the date is July 12, 1999) in the Amendment No. 4 to the Registration Statement (Form F-1) with respect to the consolidated financial statements and schedule, respectively and related Prospectus of CommTouch Software Ltd. for the registration of 3,000,000 shares of its ordinary shares.

Tel-Aviv, Israel
July 12, 1999

                                               /s/ KOST FORER & GABBAY
                                                 KOST FORER & GABBAY
                                       A member of Ernst & Young International